CEMEX Building the future™

Cemex Hector Medina Executive Vice President, Planning & Finance October 27, 2006

Disclaimer This presentation has been prepared by CEMEX, S.A.B. de C. V. (“CEMEX” or the "Company"), solely for informational purposes in connection with the proposed transaction described herein. This presentation does not constitute an offer to or an invitation for any person or to the general public to subscribe for or otherwise acquire securities issued by CEMEX in any jurisdiction or an inducement to enter into investment activity. This presentation also does not constitute a solicitation of any vote or approval in connection with the proposed transaction. The information contained in this presentation has not been independently verified. No representation or warranty express or implied is made or given as to and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information, statements, estimates, projections or the opinions contained herein and no person is authorized to make any such representation or warranty. None of the Company nor any of its respective affiliates shall have any liability whatsoever (in negligence or otherwise) for any loss or damages however arising from any use of this presentation or its contents by any person or otherwise arising in connection with the presentation. This presentation is only for persons having qualified professional experience in financial matters relating to investments and must not be acted or relied on by persons who are not experienced in financial matters. This presentation includes ‘forward-looking statements’. These statements contain the words “anticipate”, “believe”, “intend”, “estimate”, “expect” and words of similar meaning. 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Accordingly, there can be no assurance that such statements, estimates or projections will be realized. None of the projections or assumptions in this presentation should be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such projections have been prepared are correct or exhaustive or, in the case of assumptions, fully stated in this presentation. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking information contained herein to reflect any change in the Company’s results or expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The projections and forecasts included in the forward-looking statements herein were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants, the U.S. Securities and Exchange Commission or any similar body or guidelines regarding projections and forecasts, nor have such projections or forecasts been audited, examined or otherwise reviewed by the independent auditors of the Company. You should not place undue reliance on these forward-looking statements. CEMEX’s bidder’s statement will be lodged with the Australian Securities and Investments Commission, the Australian Stock Exchange, the Mexican Stock Exchange, and the Mexican Stock Market Authorities shortly. When the bidder’s statement is sent to Rinker Group Limited (“Rinker”) shareholders it will be filed with the United States Securities and Exchange Commission (the “Commission”). Investors and security holders are urged to read the bidder’s statement from regarding the proposed offer referred to in the foregoing information, when it becomes available, as it will contain important information. Once filed in the United States with the Commission the bidder’s statement will be available on the Commission’s web site. Investors and security holders may obtain a free copy of the bidder’s statement (when it is available) and other documents filed by the Company with the Commission on the Commission’s web site at www.sec.gov. The bidder’s statement and these other documents may also be obtained for free from the Company, when they become available, by directing a request to the representatives of the Company listed below. No information made available to you in connection with this presentation may be passed on, copied, reproduced or otherwise disseminated to any other person. The release, publication or distribution of this presentation in certain jurisdictions may be restricted by law and therefore persons in any such jurisdictions into which this presentation is released, published or distributed should inform themselves about and observe such restrictions. Past performance cannot be relied upon as a guide to future performance. None of the statements in this presentation are intended to mean that CEMEX's earnings per share for any period will necessarily exceed those of any prior period as a result of the proposed acquisition of Rinker. All communications, inquiries and requests for information regarding the proposed transaction or this presentation should be directed to the representatives of the Company listed below: Ricardo Sales, Analyst Relations, ricardojavier.sales@CEMEX.com, +1 212 317 6008 Eduardo Rendón, Investor Relations, eduardo.rendon@CEMEX.com, +52 81 8888 4256 This presentation is the property of CEMEX. This information may not be copied, quoted or transmitted without the prior written consent of CEMEX. Copyright CEMEX and its subsidiaries.

Summary transaction overview Key Terms Offer to acquire Rinker Group Limited (“Rinker”) - 100% cash US$ 13.00 per share (equivalent(1) to A$ 17.00 per share) 26% premium to three month average price Total transaction value: US$ 12.8 Billion 9.2x TEV / EBITDA LTM Main conditions Acquisition of >90% of Rinker shares Customary Australian (mainly FIRB) and U.S. (mainly anti-trust) regulatory approvals Approval by CEMEX shareholders (1) At the October 27, 2006 exchange rate of US$/A$ 0.7645 as published by the Reserve Bank of Australia.

Summary transaction overview Financing 100% debt-financed(1) Fully committed financing available from RBS, Citibank, JPMorgan and BBVA-Bancomer Pro forma Impact Expected to be immediately accretive to Free Cash Flow per share Expecting Return on Capital Employed to be above cost of capital by year one Expecting recurring pre-tax synergies of US$ 130 M By year three Expecting to reach Net Debt / EBITDA target of 2.7x within two years 1) Financing may be complemented with cash on hand

Full offer to Rinker shareholders Substantial premium to key pricing benchmarks Rinker share price (A$) CEMEX offer US$ 13.00 (equivalent(1) to A$ 17.00) 20.4% 14.1 1-month VWAP 26.2% 13.5 3-month VWAP 15.4% 14.7 6-month VWAP CEMEX offer US$ 13.00 (equivalent(1) to A$ 17.00) 29.3% 13.2 Sept 27th close 27.0% 13.4 Oct 27th close(2) (1) At the October 27, 2006 exchange rate of US$/A$ 0.7645 as published by the Reserve Bank of Australia. (2) Based on the last traded price of Rinker shares during normal trading on ASX on 27 October 2006. Source: Bloomberg

Full offer to Rinker shareholders Attractive multiple Total Enterprise Value / LTM EBITDA 9.2 CEMEX offer for Rinker (multiple over LTM EBITDA) 8.1 Comparable transactions (Rinker Sep06 presentation) Premium to target prices Average broker target price US$ 13.00 (equivalent(1) to A$ 17.00) CEMEX offer for Rinker A$15.6 Average broker target price for Rinker Source: Rinker public filings ; Bloomberg (brokers targets) ; see appendix for exact references (1) At the October 27, 2006 exchange rate of US$/A$ 0.7645 as published by the Reserve Bank of Australia.

CEMEX Lorenzo Zambrano Chairman & CEO October 27, 2006

A solid strategic rationale for CEMEX Enhances CEMEX’s position across the value chain Cement, Aggregates, Ready-Mix and Concrete Products Improves CEMEX’s positioning in the U.S. Complementary products and geographies Provides CEMEX with a major presence in Australia Captures synergies and leverages best practices Reduces cash-flow volatility and lowers cost of capital

Rinker: an important building materials player in the U.S. and Australia Presence in attractive U.S. states and Australia Particularly strong in Florida and Arizona Solid Australian footprint Strong positions in main markets Top 3 in Ready-Mix and top 5 in Aggregates in the U.S. One of top 3 building materials players in Australia Aggregates reserves of 3.6 B metric tons About 30 years of production in the U.S. About 43 years of production in Australia Estimated FY 2007 net revenue of US$ 5.54 B and EBITDA of US$ 1.45 B Note: all figures in this presentation are indicated in the international (metric), not imperial (yard), system Source: IR Channel (consensus estimate)

Rinker focused on high growth markets Mostly Sunbelt states, very complementary to CEMEX Expected 2005-2015 population growth 15% and up 10% - 15% 5% - 10% 0% - 5% Rinker footprint Aggregates Concrete Cement Others(1) Note: Size of symbols indicates relative number of facilities (1) Asphalt, Concrete pipes, Distribution and Block Source: Based on U.S. Census forecasts and Rinker website for footprint

CEMEX and Rinker in the U.S U.S. Sales / Rank CEMEX Rinker CEMEX + Rinker Cement M metric tons 18 4 22 Rank Top 3 Top 10 Top 3 Ready-Mix M cubic meters 18 14 32 Rank Top 3 Top 3 Top 3 Aggregates M metric tons 48 92 140 Rank Top 10 Top 5 Top 5 Note: Based on 2005 sales volumes. CEMEX figures do not include unconsolidated JV with ReadyMixUSA

Rinker also provides CEMEX with an attractive footprint in Australia Darwin Northern Territory Western Australia Queensland South Australia Brisbane New South Wales Perth Sydney Victoria Canberra Melbourne Tasmania Hobart Rinker footprint Quarries and sand mines Concrete plants Concrete pipe and products Cement Australia(1) cement plants (1) 25% owned by Rinker, 50% owned by Holcim, 25% owned by Hanson Source: Rinker / Readymix Aug06 presentation

Improving CEMEX’s portfolio balance EBITDA (2005 pro-forma) CEMEX Mexico 33% USA 27% Europe 25% South Am. & Carib. 10% Asia/Pacific 2% RoW 4% CEMEX + Rinker Mexico 24% USA 41% Europe 18% South Am. & Carib 8% Asia/Pacific 6% RoW 3% Source: CEMEX 2005 Annual report, Rinker FY2006 Annual Report and 3Q 06 Trading update, JPMorgan report on Rinker dated July 10, 2006

Improving CEMEX’s portfolio balance EBITDA (2005 pro-forma) CEMEX Cement 72% Concrete 15% Aggregates 9% Others 4% CEMEX + Rinker Cement 56% Concrete 19% Aggregates 14% Others 10% Source: CEMEX 2005 Annual report, Rinker FY2006 Annual Report and 3Q 06 Trading update, JPMorgan report on Rinker dated July 10, 2006

Improving CEMEX’s industry position across the global value chain Cement (2005 pro-forma, M tons) Company Capacity Holcim 183 Lafarge 155 CEMEX+Rinker 97 CEMEX 94 Heidelberg 86 Italcementi 64 Anhui Conch 62 Taiheiyo 46 Buzzi 34 Eurocement 31 Rinker 3 Others ~1,750 # 3 Cement company Ready-Mix (2005 pro-forma, M m3) Company Sales CEMEX+Rinker 97 CEMEX 76 Holcim 40 Lafarge 39 Heidelberg 28 Italcementi 21 Rinker 21 Hanson 20 CRH 19 Tarmac 8 Vicat / Cimpor 7 Others ~2,900 # 1 Ready-Mix company Aggregates (2005 pro-forma, M tons) Company Sales CEMEX+Rinker 293 CRH 253 Lafarge 240 Hanson 240 Vulcan 236 Martin Marietta 184 CEMEX 175 Holcim 174 Rinker 118 Colas 101 Heidelberg 98 Others ~18,000 # 1 Aggregates company Note: all figures indicated in the international (metric), not imperial (yard), system ; figures have been adjusted pro-forma for known 2006 corporate activity, assuming no follow-up related divestments Source: company reports and CEMEX estimates

Expecting synergies around US$ 130 M Recurring, pre-tax, building up over 3 years Best practice sharing Operational and financial Centralized & standardized management processes Plant network optimization Sales and logistics Global procurement Estimated one-time cost of < US$ 100 M over 2 years

Rinker acquisition meets CEMEX’s strict investment criteria Leverages management expertise Best practice sharing opportunities globally Standardized management platforms Expect synergies of US$ 130 M by year 3 Returns > WACC (risk-adjusted) Transaction accretive to free cash flow and cash earnings per share Expect ROCE above WACC in year one Maintains robust capital structure Expect to reach Net Debt / EBITDA target of 2.7x within two years Expect interest coverage ratio to remain above 4.5x target

A good transaction for both CEMEX and Rinker shareholders Full and fair offer CEMEX’s successful track record in integrating acquisitions Favorable long term prospects for US construction Demonstrated ability to recover financial flexibility after acquisitions

CEMEX Building the future™

CEMEX Appendix October 27, 2006

Precedent Transactions & Research Target Prices Acquiror Target Location Acqn date EBITDA multiple Marietta American Agg US May-97 8.1 Lafarge US Redland US US Apr-98 9.5 Vulcan Calmat US Nov-98 9.1 Hanson Pioneer AU & global May-00 8.7 Titan Tarmac US Aug-00 5.9 CEMEX Southdown US Oct-00 6.9 Lafarge SA Blue Circle UK Jan-01 8.8 Rinker Materials Kiewitt US Sep-02 7.1 CEMEX RMC UK Sep-04 8.0 Holcim Aggregates Ind UK Feb-05 9.2 Average 8.1 Source: Rinker research, investor presentation September 26, 2006 Broker 12 month target (A$) Date of report ABN Amro $14.31 25-Oct-06 Citigroup $16.00 9-Sep-05 Credit Suisse $17.00 2-Oct-06 Deutsche Bank $11.78 18-Sep-06 JP Morgan $21.03 27-Sep-06 Macquarie $12.00 2-Oct-06 Merrill Lynch $18.00 20-Sep-06 UBS $14.80 18-Sep-06 Average $15.62 Offer price US$13.00, equivalent(1) to A$17.00 Premium 8.9% Source: The average broker target price of A$15.62 represents the average of 8 brokers’ target prices for Rinker shares in the most recent report disclosed by each broker on Bloomberg on 27 October 2006. Only target prices disclosed on Bloomberg have been included. (1) At the October 27, 2006 exchange rate of US$/A$ 0.7645 as published by the Reserve Bank of Australia.

CEMEX Building the future™